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                                                Exhibit 23


                       Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Brush Wellman Inc. of our report dated January 25, 1995, included in the 1994 Annual Report to Shareholders of Brush Wellman Inc.

Our audits also included the financial statement schedule listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements and Post-Effective Amendments of our report dated January 25, 1995, with respect to the consolidated financial statements and schedule of Brush Wellman Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994:

        Registration Statement Number 33-488866 on Form S-8 dated June 27,
        1992;

        Registration Statement Number 33-45323 on Form S-8 dated
        February 3, 1992;

        Post-Effective Amendment Number 1 to Registration Statement Number 33-28950 on Form S-8 dated February 3, 1992;

        Registration Statement Number 33-35979 on Form S-8 dated
        July 20, 1990;

        Registration Statement Number 33-28605 on Form S-8 dated
        May 5, 1989;

        Registration Statement Number 2-90724 on Form S-8 dated
        April 27, 1984;

        Post-Effective Amendment Number 3 to Registration Statement Number 2-64080 on Form S-8 dated April 22, 1983.

                                                        ERNST & YOUNG LLP

Cleveland, Ohio
March 20, 1995